UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2025

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35200	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a material definitive agreement.

On February 12, 2025, Comstock Fuels Corporation (“Comstock Fuels”), a subsidiary of Comstock Inc. (the “Company”), executed a master license agreement (“Master License Agreement”) with Gresham’s Eastern (Pvt) Ltd (“Gresham”), an engineering and construction company that intends to develop renewable energy projects in Pakistan (the “Territory”).

Under the terms of the Master License Agreement, Comstock Fuels granted Gresham (1) a master non-exclusive license to Comstock Fuels’ intellectual property (“Licensed IP”) for the sole purpose of developing, financing, building, and managing of renewable fuels production facilities based on the Licensed IP in the Territory (each, a “Licensed Facility), and (2) limited exclusive rights to market projects based on the Licensed IP in the Territory, subject to Gresham’s satisfaction of commercialization milestones relating to development of its current and future projects; including, without limitation, completion of engineering and financing for Gresham’s first Licensed Facility in 2025, followed by commissioning and commencement of production in 2027.

The Master License Agreement also calls for Gresham’s to cause the owner of each Licensed Facility (“Producer”) to execute a separate non-exclusive, site-specific license agreement (each, a “Site License Agreement”) with Comstock Fuels for the development, financing, construction, and management of the corresponding Licensed Facility, and the direct use of the Licensed IP to produce and sell renewable fuels and related products, subject to satisfaction of commercialization milestones relating to development of each corresponding Licensed Facility. In exchange, under the Site License Agreements, each Producer will (1) issue 20% of its fully diluted equity to Comstock Fuels on a post-money basis after completion of construction financing for the corresponding Licensed Facility or scope expansion, and (2) pay Comstock Fuels a monthly royalty fee equal to 3% of the total sales of licensed products by each Licensed Facility (“Royalty Fees”), increasing to 6% at and above a capacity of 250,000 metric tons per year (“MTPY”). Each Producer will additionally pay Comstock Fuels for engineering support services at a rate equal to 3% of the total construction costs for the applicable Licensed Facility, increasing to 6% at and above a capacity of 250,000 MTPY, with an initial upfront payment of $2,500,000 payable upon execution of each corresponding Site License Agreement.

The foregoing description of the Master License Agreement is qualified in its entirety by the Master License Agreement, which is incorporated herein by reference and is attached hereto as Exhibit 10.1. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Master License Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: February 13, 2025	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer